Exhibit 32

                     GE GLOBAL INSURANCE HOLDING CORPORATION
                          AND CONSOLIDATED SUBSIDIARIES


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of GE Global Insurance Holding Corporation (the "Company") on Form 10-Q for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Ronald R. Pressman and Marc A. Meiches, Chief Executive Officer and Chief Financial Officer of the Company, respectively, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:  October 31, 2003


/s/ Ronald R. Pressman
Ronald R. Pressman
Chief Executive Officer


/s/ Marc A. Meiches
Marc A. Meiches
Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to GE Global Insurance Holding Corporation and will be retained by GE Global Insurance Holding Corporation and furnished to the Securities and Exchange Commission upon request.
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